UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Hansen Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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March 30, 2012

Dear Stockholder:

I am pleased to invite you to attend to Hansen Medical, Inc.’s 2012 annual meeting of stockholders, to be held on Friday, May 25, 2012 at our offices at 800 East Middlefield Road, Mountain View, California 94043. The meeting will begin promptly at 10:00 a.m., local time.

Enclosed are the following:

•	our notice of annual meeting of stockholders and proxy statement for 2012;

•	our Annual Report on Form 10-K for 2011; and

•	a proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the proxy statement, as soon as possible to assure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the proxy statement.

On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,
Bruce J Barclay Chief Executive Officer

800 East Middlefield Road

Mountain View, CA 94043

T 888-404-5801 F 650-404-5901

www.hansenmedical.com

HANSEN MEDICAL, INC.

800 East Middlefield Road

Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of HANSEN MEDICAL, INC., a Delaware corporation (the “Company”). The meeting will be held on Friday, May 25, 2012 at 10:00 a.m. local time at 800 East Middlefield Road, Mountain View, California 94043 for the following purposes:

1. To elect two directors to hold office until the 2015 annual meeting of stockholders.

2. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

3. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is March 28, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

PETER J. MARIANI
Chief Financial Officer

Mountain View, California

March 30, 2012

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2012

The proxy statement and Annual Report on Form 10-K are available at

http://www.hansenmedical.com/investors/proxymaterials.apx

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ii

HANSEN MEDICAL, INC.

800 East Middlefield Road

Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

May 25, 2012

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Hansen Medical, Inc. (sometimes referred to as the “Company” or “Hansen”) is soliciting your proxy to vote at the 2012 annual meeting of stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 9, 2012 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 28, 2012 will be entitled to vote at the annual meeting. On this record date, there were 60,993,560 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 28, 2012 your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 28, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors to hold office until the 2015 annual meeting of stockholders; and

•	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote from any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Voting by Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote by telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Savings Time on May 24 2012 to be counted.

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To vote on the Internet, go to www.proxyvoting.com/hnsn to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Savings Time on May 24, 2012 to be counted.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

Voting by Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 28, 2012.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of the two nominees for director and (ii) “For” the ratification of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012. However, with respect to clause (i) of the preceding sentence, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Hansen’s Corporate Secretary at 800 East Middlefield Road, Mountain View, CA 94043.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules applicable to our prior annual meetings, the uncontested election of a member of the Board of Directors was considered “discretionary” and brokers were permitted to vote your shares held in street name even in the absence of your instructions. Under recently adopted NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are no longer permitted to vote your shares held in street name for the election of directors in the absence of instructions from you.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-discretionary.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “discretionary,” but not with respect to “non-discretionary” matters. Proposal 1 is “non-discretionary” and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal 2 to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012 must receive “For” votes from the holders of a majority of shares present at the meeting either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares on the record date are present at the meeting in person, if applicable, or represented by proxy. On the record date, there were 60,993,560 shares outstanding and entitled to vote. Thus, the holders of 30,496,781 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we plan to file with the SEC within four business days after the voting at the annual meeting.

When are stockholder proposals due for next year’s annual meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 30, 2012, to Hansen’s Corporate Secretary at 800 East Middlefield Road, Mountain View, CA 94043. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the 2013 annual meeting, or nominate a director pursuant to our Bylaws, you must provide specified information to us between January 25, 2013 and February 24, 2013; provided, however, that if our 2013 annual meeting is held before April 25, 2013 or after June 24, 2013, you must provide that specified information to us between the 120th day prior to the 2013 annual meeting and not later than the 90th day prior to the 2013 annual meeting or the 10th day following the day on which we first publicly announce of the date of the 2013 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board of Directors presently has eight members, with three members in the class whose term expires in 2012, two members in the class whose term expires in 2013, and three members in the class whose term expires in 2014. Our Board has authorized the reduction in the number of directors to seven members upon the 2012 annual meeting of stockholders, with the reduction from the class whose term expires at the annual meeting. Accordingly, we have nominated two directors for election at the annual meeting. Each of the nominees listed below is currently a director of the Company. If elected at the annual meeting, each of these nominees would continue to serve until the 2015 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend. Two directors attended our 2011 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Shares represented by executed proxies cannot be voted for more than two nominees. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors in the absence of instructions to your nominee from you. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term expires or will continue after the annual meeting. We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

Nominees for Election for a Three-Year Term Expiring at the 2015 Annual Meeting

Russell C. Hirsch, M.D., Ph.D.

Dr. Hirsch, age 49, has served as a member of our Board of Directors since November 2002 and as our Lead Director since June 2010 and previously served as Chairman of our Board of Directors from December 2004 through May 2010. Dr. Hirsch has been a Managing Director of Prospect Venture Partners, a venture capital firm, since February 2001. From 1992 to 2000, Dr. Hirsch was a member of the Healthcare Technology Group at Mayfield Fund, a venture capital firm, serving as a Venture Partner from 1993 to 1994 and as a General Partner from 1994 to 2000. Dr. Hirsch holds a B.A. from the University of Chicago and an M.D. and a Ph.D. from the University of California, San Francisco. Dr. Hirsch’s medical background, his understanding of our industry and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.

William R. Rohn

William R. Rohn, age 68, has served as a member of our Board of Directors since March 2012. Mr. Rohn served as Chief Operating Officer of Biogen Idec, the successor company to IDEC Pharmaceuticals, a biotechnology company, from 2003 until 2005. From 1998 until 2003, Mr. Rohn was President and Chief Operating Officer of IDEC Pharmaceuticals, a biotechnology company. Mr. Rohn joined IDEC in 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in 1996. From 1985 until 1993, Mr. Rohn was employed by Adria Laboratories, a pharmaceutical company that has since been acquired by Pfizer Inc., most recently as Senior Vice President of Sales and Marketing. Mr. Rohn is a director of Protox Therapeutics Inc. and private entities. Mr. Rohn’s knowledge of our industry and his prior and current experience as a senior officer and director of other healthcare companies contributed to our conclusion that he should serve as a director.

The Board of Directors Recommends

A “FOR” Vote In Favor Of Each Named Nominee.

Director Continuing in Office Until the 2012 Annual Meeting

Frederic H. Moll, M.D.

Dr. Moll, age 60, co-founder of Hansen, has served as a member of our Board of Directors since our inception in September 2002, and previously served as our Chief Executive Officer since our inception in September 2002 until June 2010, as our President from March 2009 until June 2010, and as our Executive Chairman of the Board from June 2010 until December 2011. In November 1995, Dr. Moll co-founded Intuitive Surgical Inc., a medical device company, and served as its first Chief Executive Officer and later, its Vice President and Medical Director until September 2003. In 1989, Dr. Moll co-founded Origin Medsystems, Inc., a medical device company, which later became an operating company within Guidant Corporation, following its acquisition by Eli Lilly in 1992. Dr. Moll served as Medical Director of Guidant’s surgical device division until November 1995. Dr. Moll also serves on the board of directors of Mako Surgical Corp. Dr. Moll holds a B.A. from the University of California, Berkeley, a M.S. from Stanford University and a M.D. from the University of Washington School of Medicine. Dr. Moll’s prior experience as a co-founder and senior executive of other medical device companies and his prior experience as our Chief Executive Officer contributed to our conclusion that he should serve as a director.

Directors Continuing in Office Until the 2013 Annual Meeting

Kevin Hykes

Mr. Hykes, age 46, has served as a member of our Board of Directors since July 2009. Since March 2010, Mr. Hykes has been the President and Chief Executive Officer at Cameron Health, Inc., an implantable defibrillator company. From May 2008 to October 2009, Mr. Hykes served as the Chief Commercial Officer at Visiogen, Inc., a developer of products for cataract and refractive patients. Previously, Mr. Hykes was employed by Medtronic, Inc, from 1992 to 2008, including as Vice President, Healthcare Systems, from December 2005 to May 2008 and as Vice President, Heart Failure Business, from May 2003 to December 2005. Mr. Hykes holds a B.A. in Business Administration from the University of Wisconsin, Madison and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Hykes’ knowledge of our industry, his prior and current experience as a senior officer of other medical device companies and his ability to provide insight into our sales and marketing strategies contributed to our conclusion that he should serve as a director.

James M. Shapiro

Mr. Shapiro, age 53, has served as a member of our Board of Directors since May 2004. Mr. Shapiro has served as a General Partner of Kearny Venture Partners, the successor entity of Thomas Weisel Healthcare

Venture Partners, a venture capital firm, since March 2003. Since January 2000, Mr. Shapiro has also been a General Partner of ABS Healthcare Ventures, a venture capital firm. Mr. Shapiro also serves on the board of directors of TranS1, Inc. and the boards of several private companies. Mr. Shapiro holds a B.A. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Shapiro’s understanding of our industry, his experience on other public company boards, and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.

Directors Continuing in Office until the 2014 Annual Meeting

Bruce J Barclay

Mr. Barclay, age 55, has served as a member of our Board of Directors since June 2010. Prior to joining Hansen, from 2005 to 2010, he served as President and Chief Executive Officer and was a member of the board of directors of SurModics, Inc., a provider of drug delivery and surface modification technologies to the healthcare industry and as its President and Chief Operating Officer from 2003 to 2005. Prior to joining SurModics, from 2000 to 2003, he served as President and Chief Executive Officer and was a member of the board of directors of Vascular Architects, Inc., a medical device company that developed, manufactured and sold products to treat peripheral vascular disease. Prior to Vascular Architects, he served at Guidant Corporation, most recently as an officer and Senior Vice President from 1998 to 2000. Previously, Mr. Barclay was a Vice President of Guidant’s Interventional Cardiology division. Mr. Barclay received a B.S. in Chemistry and a B.A. in Biology from Purdue University in 1980 and a J.D. from Indiana University School of Law in 1984. We believe that it is appropriate and desirable for our Chief Executive Officer to serve on our Board of Directors. Mr. Barclay’s prior experience as a chief executive officer and senior executive of other medical device companies and his experience as our Chief Executive Officer contributed to our conclusion that he should serve as a director.

Christopher P. Lowe

Mr. Lowe, age 44, has served as a member of our Board of Directors since September 2006. Mr. Lowe has served as Vice President, Administration and Chief Financial Officer of Anthera Pharmaceuticals, Inc., a drug development company, since November 2007, and has additionally served as its Chief Business Officer since January, 2011. Mr. Lowe served as Vice President, Finance and Administration of Asthmatx, Inc., a medical device company, since September 2005 and as its Chief Financial Officer from January 2006 to November 2007. Mr. Lowe served with Peninsula Pharmaceuticals, Inc., a pharmaceutical company, as Corporate Controller from June 2004 to October 2004 and Chief Accounting Officer from October 2004 until its acquisition by Johnson & Johnson in June 2005. Mr. Lowe holds a B.S. from California Polytechnic State University, San Luis Obispo and an M.B.A. from Saint Mary’s University, Texas. Mr. Lowe’s understanding of our industry, his senior management experience with companies in our industry and his ability to serve as a financial expert on our Audit Committee contributed to our conclusion that he should serve as a director.

Michael L. Eagle

Mr. Eagle, age 64, has served as a member of our Board of Directors since February 2012. Mr. Eagle previously served as the Vice President of Global Manufacturing for Eli Lilly and Company from 1993 through 2001 and held a number of executive management positions with Eli Lilly and Company and its subsidiaries throughout his career there. Since retiring from Eli Lilly and Company, he has been a founding member of Barnard Life Sciences, LLC, a life sciences consulting company. Mr. Eagle is a member of the board of directors and serves on the audit committee of Cadence Pharmaceuticals, Inc., a biopharmaceutical company, and is a member of the board of directors and serves on the audit and compensation committees of Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Eagle holds a B.M.E. from Kettering University and an M.S.I.A. from Purdue University. Mr. Eagle’s more than forty years of experience in executive management and engineering, primarily focused on the manufacture of pharmaceutical products and medical devices, and his experience on the boards of other public companies contributed to our conclusion that he should serve as a director.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the listing standards of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors consults with our outside legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent auditors, the Board of Directors has affirmatively determined that the following six directors who presently serve on our Board of Directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Eagle, Dr. Hirsch, Mr. Hykes, Mr. Lowe, Mr. Rohn and Mr. Shapiro. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Barclay, the Company’s Chief Executive Officer, is not an independent director by virtue of his employment with the Company. Dr. Moll is not an independent director by virtue of his consulting relationship with the Company and his past employment with the Company.

Meetings of the Board of Directors

The Board of Directors met 22 times during the fiscal year ended December 31, 2011. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member during 2011. As required under applicable Nasdaq listing standards, during the fiscal year ended December 31, 2011, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding the Board of Directors and its Committees

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2011 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Russell C. Hirsch, M.D., Ph.D.			X
Kevin Hykes	X				X
Christopher P. Lowe	X	*	X	*
Joseph M. Mandato			X		X	*
James M. Shapiro	X				X

Total meetings in fiscal 2011	7		10		2

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee our corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of its financial statements. For this purpose, the Audit Committee performs several functions. Among other things, our Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines and approves the engagement of the independent auditors;

•	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on our audit engagement team as required by law;

•	reviews and approves or rejects all related-party transactions;

•	confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

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establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•

meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of December 31, 2011, the Audit Committee consisted of three directors: Mr. Lowe (Chairman), Mr. Hykes and Mr. Shapiro. (In February 2012, Mr. Hykes resigned from the Audit Committee and Mr. Eagle was appointed to the Audit Committee.) The Audit Committee met 7 times during the fiscal year ended December 31, 2011. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.hansenmedical.com/investors.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Nasdaq listing standards). The Board of Directors has also made a qualitative assessment of Mr. Lowe’s level of knowledge and financial experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies, and based on its assessment has determined that Mr. Lowe qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission rules.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company that are included in our Annual Report on Form 10-K for the fiscal year ended

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Hansen under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

December 31, 2011. The Audit Committee has discussed with Deloitte & Touche, its independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche, its independent registered public accounting firm required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with that firm its independence from Hansen. The Company knows of no direct financial or material indirect financial interest of Deloitte & Touche LLP in the Company. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report in Form 10-K for the fiscal year ended December 31, 2011.

Christopher P. Lowe, Chairman

Michael L. Eagle

James M. Shapiro

Compensation Committee

The Compensation Committee was formed in October 2004. As of December 31, 2011, the Compensation Committee consisted of three directors: Mr. Lowe (Chairman), Dr. Hirsch and Mr. Mandato. (In February 2012, Mr. Mandato resigned from the Board and the Compensation Committee and Mr. Hykes was appointed as a member of the Compensation Committee. On March 27, 2012, Mr. Rohn was appointed as a member and as the Chairman of the Compensation Committee, with Mr. Lowe remaining a member of the Compensation Committee.) All members of our Compensation Committee are independent (as independence is currently defined in Nasdaq listing standards). The Compensation Committee met ten times during the fiscal year ended December 31, 2011. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.hansenmedical.com/investors.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives;

•

review and determination of, and in the case of our Chief Executive Officer review and recommendation to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the executive officers and directors;

•	review and approve appropriate insurance coverage for our officers and directors;

•	administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs; and

•	review with management the Company’s Compensation Discussion and Analysis, including determination of whether to recommend that it be included in proxy statements and other Company filings.

Compensation Committee Processes and Procedures

The agenda for each Compensation Committee meeting is usually developed by the Chief Executive Officer, with input from the Chairman of the Compensation Committee and the Chief Financial Officer. The

Compensation Committee will meet regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain, at the Company’s expense, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Typically, the Compensation Committee will make most significant adjustments, if any, to annual compensation and determine bonus and equity awards at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer on which compensation determinations are then made. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines whether, and if so in what manner, to recommend to the full Board of Directors any adjustments to his compensation as well as awards to be granted.

For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant. The Compensation Committee shall review, discuss and assess its own performance at least annually. The Compensation Committee shall also periodically review and assess the adequacy of its Charter, including the Committee’s role and responsibilities, and shall recommend any proposed changes to the Board of Directors for its consideration.

The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for the fiscal year ended December 31, 2011 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2011, the Compensation Committee consisted of Mr. Lowe (Chairman), Dr. Hirsch and Mr. Mandato, none of whom is a present or former officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. We have had a Compensation Committee for seven and a half years. Prior to establishing the Compensation Committee, our full Board of Directors made decisions relating to compensation of our executive officers.

Board Leadership Structure

Under the Board of Director’s current leadership structure, we have a lead independent director and the office of Chairman of the Board is vacant. Under our bylaws, our Chief Executive Officer presides at meetings of our Board of Directors unless a Chairman has been appointed. Since June 2010, Dr. Hirsch has served as Lead Director and Mr. Barclay has served as our Chief Executive Officer. Dr. Moll served as Executive Chairman between June 2010 and December 2011. In his role as lead independent director, Dr. Hirsch coordinates the activities of the other independent directors, including coordinating with the Chief Executive Officer an appropriate schedule of Board of Directors and committee meetings, suggesting to the Chief Executive Officer agenda topics for meetings of the Board of Directors, coordinating with the Chief Executive Officer on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the Board of Directors’ independent directors, serving as the principal liaison between the independent directors and the Chief Executive Officer, identifying and developing with the Nominating and Corporate Governance Committee the Board’s compositional needs and criteria for director candidates, discussing the results of the Chief Executive Officer’s performance evaluation with the Chairman of the Compensation Committee and, together with the Compensation Committee Chairman, delivering the results of the evaluation to the Chief Executive Officer, and coordinating with the General Counsel and Corporate Secretary responses to questions and/or concerns from stockholders, employees, or other interested parties. While the Board believes that the past separation of the chairman and principal executive officer positions has served our company well, the Board does not believe that it is appropriate to prohibit one person from serving as both chairman and chief executive officer. The Company is currently cleared to market its Sensei® Robotic Catheter System and is in the process of introducing the flexible robotics technology into a new clinical field for indications in endovascular peripheral vascular disease. This requires our leadership to have acquired knowledge and management of complex skills in robotic technologies, clinical applications, regulatory approvals, product safety design, engineering processes, product commercialization, manufacturing technologies, development of intellectual property rights and other medical device processes. Given the company’s limited infrastructure, available financial resources and the complex business environment, the combination of roles, backgrounds and experiences of the current Chief Executive Officer and Lead Director provides the company with the appropriate balance and responsible leadership. The Board is aware of the dynamic environment in which the Company operates and periodically assesses whether the current leadership structure remains appropriate.

Risk Oversight Management

The Board of Directors takes an active role, as a whole and at the committee level, in overseeing management of our company’s risks. Our management keeps the Board of Directors apprised of significant risks facing the company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee of the Board of Directors; risks associated with director independence and potential conflicts of interest are overseen by the Nominating and Corporate Governance Committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by our full Board of Directors, our independent directors or the appropriate committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company. As of December 31, 2011, the Nominating and Corporate Governance Committee was comprised of three directors: Mr. Mandato (Chairman), Mr. Hykes and Mr. Shapiro.

(In February 2012, Mr. Mandato resigned from the Board and the Nominating and Corporate Governance Committee and Mr. Eagle was appointed as a member and chairman of the Nominating and Corporate Governance Committee.) All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Nasdaq listing standards). The Nominating and Corporate Governance Committee met twice during the fiscal year ended December 31, 2011. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.hansenmedical.com/investors.

The Board of Directors and the Company seek to maintain a Board comprised of members who can productively contribute to the success of the Company. Accordingly, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and the perceived needs of the Company at that time. This assessment includes consideration of issues of, among other things, judgment, diversity, age, skills, background and industry knowledge. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable Securities and Exchange Commission rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board of Directors.

Stockholder Communications with the Board of Directors

The Company has not established a formal process related to stockholder communications with the Board of Directors due to the limited number of such communications historically. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the full Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been appropriate.

Code of Business Conduct and Ethics

We have adopted the Hansen Medical, Inc. Code of Business Conduct and Ethics, which applies to all directors and employees, including executive officers, including, without limitation, our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.hansenmedical.com (under “Corporate

Governance”). If the Company grants any waivers from, or makes any substantive amendments to, a provision of the Code of Business Conduct and Ethics, the Company will promptly disclose the nature of the amendment or waiver on our website. In addition, we intend to promptly disclose (1) the nature of any amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website in the future. The inclusion of our website address in this report does not include or incorporate by reference the information on our website into this proxy statement.

Director Compensation

Since our initial public offering in November 2006, each member of our Board of Directors who is not our employee has received the following cash compensation for board services, as applicable:

•	$20,000 per year for service as a Board member;

•	$12,000 per year for service as chairman of the Audit Committee;

•	$5,000 per year for service as chairman of the Compensation Committee;

•	$5,000 per year for service as chairman of the Nominating and Corporate Governance Committee;

•	$2,000 per year for service as non-chairman member of the Audit Committee;

•	$1,000 per year for service as non-chairman member of the Compensation Committee and/or Nominating and Corporate Governance Committee;

•	$1,500 for each Board meeting attended in person ($500 for meetings attended by video or telephone conference);

•	$500 for each Audit Committee meeting attended ($1,000 for the chairman of the Audit Committee for each meeting attended);

•	$500 for each Compensation Committee meeting attended; and

•	$500 for each Nominating and Corporate Governance Committee meeting attended.

Dr. Hirsch and Messrs. Mandato and Shapiro each voluntarily agreed to waive all of the cash compensation described above in 2011.

We continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

Non-employee members of our Board of Directors receive automatic grants of non-statutory stock options under our 2006 Equity Incentive Plan. For purposes of our automatic director grant program, a non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain Securities and Exchange Commission rules. Each non-employee director joining our Board of Directors is automatically granted a non-statutory stock option to purchase 30,000 shares of common stock with an exercise price equal to the fair market value of our common stock on the grant date. This initial option will vest ratably over 36 months of service. In addition, on the date of each annual meeting of our stockholders, each non-employee director is automatically granted a non-statutory stock option to purchase 10,000 shares of our common stock on that date with an exercise price equal to the fair market value of our common stock on the grant date. However, the number of shares subject to an annual grant will be reduced on a pro rata basis for each quarter that the director did not serve as a non-employee director during the 12-month period beginning on the date of the previous annual meeting. Automatic annual grants vest ratably over 12 months of service. If a non-employee director’s service is terminated within 12 months after we are subject to a change in control other than as a result of a director’s voluntary resignation, then all of the director’s automatic grants will become fully vested and remain exercisable for 12 months from the change in control. All automatic director options have a maximum term of seven years.

2011 Director Compensation Table

The following table shows for the fiscal year ended December 31, 2011, certain information with respect to the compensation of all non-employee directors of the company:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(3)(4)(5)	Total ($)
Dr. Hirsch	$0	(1)	$13,181	$13,181
Mr. Hykes	$40,500		$13,181	$53,681
Mr. Lowe	$61,500		$13,181	$74,681
Mr. Mandato	$0	(1)	$13,181	$13,181
Dr. Moll(2)	$12,167		$0	$12,167
Mr. Shapiro	$0	(1)	$13,181	$13,181

(1)	Dr. Hirsch and Messrs. Mandato and Shapiro each waived any cash compensation for 2011.

(2)	Dr. Moll served as our executive chairman, but not as a named executive officer, until the termination of his employment on August 31, 2011. For the fiscal year ended December 31, 2011, Dr. Moll earned $243,317 in salary as compensation for his employment services. In connection with the termination of his employment, and in exchange for executing a release of claims against us, Dr. Moll received the following: (i) payment of his and his dependents’ COBRA premiums for up to 12 months ($20,657), (ii) a lump-sum cash payment of $1,485 in lieu of continued life insurance and disability benefits, (iii) reimbursement of legal expenses ($12,925), (iv) the laptop issued to him by the Company, (v) full acceleration of all unvested options (502,087 unvested shares) and continued eligibility to vest in 87,500 performance-contingent restricted stock units (or PSUs) granted on December 20, 2010, based on achievement of the performance goals applicable to the award. We also entered into a consulting agreement with Dr. Moll pursuant to which he agreed to provide up to 32 hours of consulting services per month for up to 12 months. In consideration for services rendered under the consulting agreement, Dr. Moll was eligible to vest in any remaining PSUs that did not vest based on achievement of the performance goals. For services rendered after March 1, 2012, Dr. Moll will be paid a fee of $300 per hour.

(3)	The amounts in this column represent the aggregate grant date fair value or option awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 15, 2012, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.

(4)	As of December 31, 2011, Dr. Hirsch held outstanding options to purchase 40,000 shares of our common stock, Messrs. Hykes, Mandato and Shapiro each held outstanding options to purchase 50,000 shares of our common stock, Mr. Lowe held outstanding options to purchase 81,250 shares of our common stock and Dr. Moll held outstanding options to purchase 960,000 shares of our common stock and 87,500 PSUs.

(5)	On June 15, 2011, each of our directors (other than Dr. Moll, who was not then a non-employee director) received an option grant to purchase 10,000 shares of our common stock at an exercise price of $2.67 per share pursuant to our automatic director grant program.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, independent registered accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has been the Company’s Independent Registered Public Accounting Firm since September 2010. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Prior Changes in Independent Registered Public Accountant

On September 7, 2010, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accountant. The dismissal of PwC was approved by the Audit Committee of the Board of Directors. Except as noted in the following sentence, the reports of PwC on the financial statements of the Company as of and for the fiscal years ended December 31, 2008 and 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. PwC’s report on the financial statements of the Company as of and for the fiscal year ended December 31, 2009 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2008 and 2009 and through September 7, 2010, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than:

At December 31, 2008 and 2009, and during the interim periods of 2008, 2009 and 2010, the Company reported material weaknesses in internal control over financial reporting related to the Company’s control environment, information and communication, revenue recognition process, and, at December 31, 2009 and during the interim periods for 2010, material weaknesses in internal control over financial reporting related to complex arrangements. These material weaknesses resulted in material errors and the restatement of the Company’s financial statements for the fiscal year ended December 31, 2007, annual and interim financial statements for the fiscal year ended December 31, 2008 and interim financial statements for the first and second quarters during the fiscal year ended

December 31, 2009, and resulted in audit adjustments to the Company’s financial statements for the fiscal year ended December 31, 2009, impacting revenue, cost of goods sold, other income, accounts receivable, deferred cost of goods sold and deferred revenue accounts. The Company’s Audit Committee discussed these material weaknesses with PwC and has authorized PwC to respond fully to inquiries of the successor independent registered public accountant concerning these matters.

The Company provided PwC with a copy of the disclosures in this “Prior Changes in Independent Registered Public Accountant” section prior to the time this proxy statement was filed with the SEC. In the event PwC believed the disclosures were incorrect or incomplete, PwC was permitted to express its views in a brief statement to be included in this proxy statement. PwC did not submit such a statement.

Based on the Audit Committee’s approval, the Company engaged Deloitte & Touche LLP on September 13, 2010, as the Company’s independent registered public accountant for the fiscal year ending December 31, 2010. During the Company’s two most recent fiscal years ended December 31, 2008 and 2009 and through September 13, 2010, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation  S-K.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2011 and 2010 by Deloitte & Touche LLP, the Company’s current principal accountant, and PwC, the Company’s prior principal accountant.

	Fiscal Year Ended (in thousands)(a)
	2011	2010
Audit Fees	$632.0	$606.0	(b)
Audit-related Fees	$—	$81.5	(c)
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$632.0	$695.5

(a)	In September 2010, we dismissed PwC and first engaged Deloitte & Touche LLP.

(b)	Includes 461,500 in fees billed by Deloitte & Touche LLP and $144,500 in fees billed by PWC for professional services rendered in connection with our integrated audit in 2010, review of interim financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(c)	Includes $89,500 in fees billed by PWC for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” This amount related to services provided in connection with our public offering of common stock in April 2010.

All fees described above were approved by either the Audit Committee or the Board of Directors.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services and audit-related services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends

A “FOR” Vote In Favor Of Proposal 2.

EXECUTIVE OFFICERS

Our executive officers and their respective ages and positions as of March 15, 2012 are as follows:

Name	Age	Position
Bruce J Barclay	55	President, Chief Executive Officer and Director
Peter J. Mariani	48	Chief Financial Officer
Carolyn Bruguera	46	Vice President and General Counsel
Jean Chang	51	Vice President of Engineering
Rita Jacob	52	Vice President of Clinical Affairs and Training
Michael T. MacKinnon	40	Vice President of North American Sales Operations
Roland Peplinski, Ph.D.	48	General Manager EMEA and AP
Frank Schembri, Jr.	54	Vice President of Manufacturing

Bruce J Barclay has served as our President and Chief Executive Officer and a member of our Board of Directors since June 2010. Prior to joining Hansen he served as President and Chief Executive Officer and was a member of the board of directors of SurModics, Inc., a provider of drug delivery and surface modification technologies to the healthcare industry, from 2005 to 2010, having served previously as its President and Chief Operating Officer, from 2003 to 2005. Prior to joining SurModics, from 2000 to 2003, he served as President and Chief Executive Officer and was a member of the board of directors of Vascular Architects, Inc., a medical device company that developed, manufactured and sold products to treat peripheral vascular disease. Prior to Vascular Architects, he served at Guidant Corporation, most recently as an officer and Senior Vice President from 1998 to 2000. Previously, Mr. Barclay was a Vice President of Guidant’s Interventional Cardiology division. Mr. Barclay received a B.S. in Chemistry and a B.A. in Biology from Purdue University in 1980 and a J.D. from Indiana University School of Law in 1984. He is also a registered patent attorney.

Peter J. Mariani joined Hansen in June 2011 as Chief Financial Officer. From December 2009 to September 2010, Mr. Mariani was Chief Financial Officer of BMW Constructors, Inc., a private industrial construction services firm. From January 2007 to January 2009, Mr. Mariani was Senior Vice President and Chief Financial Officer of Harlan Laboratories, a preclinical services company. From April 2006 to November 2006, Mr. Mariani was Vice President Finance, Integration Synergy Program Office, of Boston Scientific Corporation, following Boston Scientific’s acquisition of Guidant Corporation. From November 1994 to April 2006, Mr. Mariani held a variety of senior financial positions with Guidant Corporation, including serving as its controller and chief accounting officer from July 2002 to April 2006. Mr. Mariani began his career at Ernst & Young and served as an audit manager for a variety of public and private clients in many different industries, including healthcare. He has a Bachelor of Science degree in accounting from Indiana University and is a certified public accountant.

Carolyn Bruguera joined Hansen in January 2012 as Vice President and General Counsel. Prior to joining Hansen, Ms. Bruguera served as Vice President and General Counsel of Micrus Endovascular Corporation, a San Jose-based medical device company focused on the development, manufacture and sale of devices for the neurovasculature, from 2005 until 2011. From March 2004 to November 2005, she was a partner with Montgomery Law Group in Menlo Park, specializing in corporate and securities law, and from 2000 to 2004 she was a partner with Thoits, Love, Hershberger & McLean in Palo Alto, which she joined as an associate in 1998. She was an associate with Venture Law Group from 1995-1998 and with Heller, Ehrman, White & McAuliffe from 1993-1995. Ms. Bruguera received an A.B. from Harvard University and a J.D. from the University of California, Berkeley’s Boalt Hall School of Law. She is a member of the California Bar.

Jean Chang joined Hansen in November 2010 as vice president of engineering. She has substantial prior experience and technical expertise in product development from inception through pre-clinical testing and regulatory approval of multiple catheter-based technologies for use in the vascular anatomy. From November 2003 to June 2010, Ms. Chang was vice president, engineering and operations at CardioMind, Inc., a developer of guidewire-based stent systems for interventional cardiology and neuroradiology. From July 2010 to December

2010, Ms. Chang served as a consultant to Biosensors International regarding the technology transfer of CardioMind assets. From October 1997 to October 2003, Ms. Chang worked in various capacities, including chief operating officer and a member of the board of directors, of EMBOL-X, a company that developed various embolic protection devices for cardiac surgery. Ms. Chang has also worked in various management positions at Cordis and Advanced Cardiovascular Systems/Guidant. Ms. Chang received bachelors of science in materials science and engineering and life sciences from MIT and a master of science degree in bioengineering from University of California San Francisco.

Rita Jacob joined Hansen in December 2010 as vice president of clinical affairs and training. Ms. Jacob has more than 20 years of experience in training, technical support and collaboration with vascular surgeons and interventionalists. From April 2009 to December 2010, prior to joining Hansen, Ms. Jacob was Director, Clinical Affairs, Vascular Therapies for Covidien. From June 2006 to April 2009, Ms. Jacob served as Vice President, Clinical Affairs at Bacchus Vascular, Inc. Prior to joining Bacchus she helped design and manage training and clinical research of AAA (abdominal aortic aneurysm) stent grafts for Medtronic and Boston Scientific. Earlier in her career she held multiple clinical, sales and related functional positions with Guidant and ACS. Ms. Jacob has a bachelor of science degree in nursing from the University of Maryland and is a registered nurse.

Michael T. MacKinnon joined Hansen Medical in February 2011 as Vice President, U.S. commercial operations and in October 2011 became Vice President, North American sales operations. From October 2006 to January 2011, Mr. MacKinnon served as Vice President of U.S. sales at AccessClosure, Inc., a privately-held medical device company that develops products designed to address vascular closure during interventional and diagnostic procedures. From July 2004 to October 2006, Mr. MacKinnon was a sales executive and later Area Sales director for FoxHollow Technologies, Inc., a public medical device company focused on the sale of plaque excision atherectomy devices for the treatment of PVD. Earlier in Mr. MacKinnon’s career he held various sales and related functional positions with StorageTek, WineShopper.com and TearDrop Golf. Mr. MacKinnon received a Bachelor of Science degree in business administration from the University of Massachusetts at Lowell.

Roland Peplinski joined Hansen in 2009 as general manager of Europe, Middle East, Africa, Asia Pacific and Canada. From April 2004 to February 2009, Dr. Peplinski worked with Intuitive Surgical, Inc., where he was responsible for European Sales and as a member of their board of directors. From June 2004 to March 2004, Dr. Peplinski was vice president of European Operations for Transneuronix Inc., a company that treats obesity with implantable gastric stimulators. His background includes knowledge in the fields of interventional cardiology, cardiac surgery, obesity surgery and treatment, gynecology and urology. Dr. Peplinski received a bachelor of science in biology and physical education from the University Siegen, Germany, and a masters in business administration and a Ph.D. in economics from the Technical University of Ostrau, Germany.

Frank Schembri joined Hansen in March 2007 as senior director of manufacturing in charge of all aspects of catheter and systems operations. Mr. Schembri was promoted to vice president of manufacturing in July 2009. From August 2006 to March 2007, Mr. Schembri served in a technical and manufacturing management position at BD Biosciences. From March 1994, to August 2006, Mr. Schembri served as director of engineering at Siemens Medical. Mr. Schembri received a bachelor of science in engineering technology from California Polytechnic State University, San Luis Obispo, and he is a registered professional engineer in California.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2012 by: (i) each director and nominee for director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the table below, the principal address of each of the persons listed below is c/o Hansen Medical, Inc., 800 East Middlefield Road, Mountain View, CA 94043.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total
Entities affiliated with Larry Feinberg(2) c/o Oracle Partners, L.P. 200 Greenwich Avenue, 3rd Floor Greenwich, CT 06830	7,032,718	11.5%

Entities affiliated with Jack W. Schuler(3) 28161 North Keith Drive Lake Forest, Illinois 60045	4,186,857	6.9%

BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	3,796,502	6.2%

Allianz Global Investors Capital LLC(5) 600 West Broadway, Suite 2900 San Diego, CA 92101	3,612,578	5.9%

Rand V. Araskog(6) 125 Worth Avenue, Suite 300 Palm Beach , FL 33480	3,169,000	5.2%

Bruce J Barclay(7)	1,057,824	1.7%

Michael L. Eagle(8)	1,666	*

Russell C. Hirsch, M.D., Ph.D.(9)	1,897,585	3.1%

Kevin Hykes(10)	45,833	*

Christopher P. Lowe(11)	89,583	*

Frederic H. Moll, M.D.(12)	3,600,077	5.8%

James M. Shapiro(13)	1,628,090	2.7%

Carolyn Bruguera(14)	0	*

Jean Chang(15)	108,641	*

Rita Jacob(16)	63,361	*

Michael T. MacKinnon(17)	100,974	*

Peter J. Mariani (18)	8,481	*

Roland Peplinski, Ph.D.(19)	112,895	*

Frank Schembri, Jr.(20)	150,452	*

All directors and executive officers as a group (14 persons)(21)	8,865,462	13.9%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on March 15, 2012, adjusted as required by rules promulgated by the SEC. Shares of common stock subject to options and/or restricted stock units outstanding as of March 15, 2012 that were then exercisable or are exercisable within 60 days of March 15, 2012, are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(2)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2012.

(3)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2012. On March 26, 2012, Jack W. Schuler and his affiliates filed Amendment No. 2 to a prior Schedule 13G/A filing, pursuant to which Mr. Schuler reports owning 4,915,121 shares of our common stock, including 129,312 shares held by Schuler Family Foundation. Mr. Schuler disclaims beneficial ownership of the shares held by Schuler Family Foundation. The 4,915,121 shares held by Mr. Schuler equal 8.1% of our common stock based on shares outstanding on March 15, 2012.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2012.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012.

(6)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 9, 2012.

(7)	Includes 948,333 shares that Mr. Barclay has the right to acquire upon the exercise of stock options or settlement of restricted stock units within 60 days of March 15, 2012. Excludes 1,330,054 shares or restricted stock units that are not exercisable within 60 days of March 15, 2012.

(8)	Includes 1,666 shares that Mr. Eagle has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 28,334 shares that are not exercisable within 60 days of March 15, 2012.

(9)	Includes 1,792,920 shares held by Prospect Venture Partners II, L.P. and 27,302 shares held by Prospect Associates II, L.P. Dr. Hirsch is a managing director of Prospect Management Co. II, L.L.C., the general partner of Prospect Venture Partners II, L.P. and Prospect Associates II, L.P., and has shared voting and investment power over the shares held by these entities; however Dr. Hirsch disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in them. Includes 39,030 shares registered in the name of Dr. Hirsch and 38,333 shares that Dr. Hirsch has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 1,667 shares that are not exercisable within 60 days of March 15, 2012.

(10)	Includes 45,833 shares that Mr. Hykes has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 4,167 shares that are not exercisable within 60 days of March 15, 2012.

(11)	Includes 79,583 shares that Mr. Lowe has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 1,667 shares that are not exercisable within 60 days of March 15, 2012.

(12)	Includes 960,000 shares that Dr. Moll has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Includes 150,000 shares that are registered in the name of the Moll Children’s Irrevocable Trust; however, Dr. Moll disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in them.

(13)

Includes 1,554,562 shares held by Thomas Weisel Healthcare Venture Partners, L.P. Mr. Shapiro is an officer of Thomas Weisel Healthcare Venture Partners LLC, the general partner of Thomas Weisel Healthcare Venture Partners, L.P. and disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest in them. Includes 20,293 shares registered in the name of James

Shapiro & Sarah Shapiro. Includes 1,634 shares held by James Shapiro as Trustee FBO Consuelo T.M. Spalding, 1,634 shares held by James Shapiro as Trustee FBO Patrick M. Spalding and 1,634 shares held by James Shapiro as Trustee FBO Charles T. Spalding (collectively the “Trusts”). Mr. Schapiro is the trustee of the Trusts but disclaims beneficial ownership of all shares held by the Trusts. Includes 48,333 shares that Mr. Shapiro has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 1,667 shares that are not exercisable within 60 days of March 15, 2012.

(14)	Excludes 224,000 shares or restricted stock units that are not exercisable within 60 days of March 15, 2012.

(15)	Includes 92,917 shares that Ms. Chang has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 250,708 shares or restricted stock units that are not exercisable within 60 days of March 15, 2012.

(16)	Includes 49,896 shares that Ms. Jacob has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 187,154 shares or restricted stock units that are not exercisable within 60 days of March 15, 2012.

(17)	Includes 81,875 shares that Mr. MacKinnon has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 240,625 shares or restricted stock units that are not exercisable within 60 days of March 15, 2012.

(18)	Excludes 387,000 shares or restricted stock units that are not exercisable within 60 days of March 15, 2012.

(19)	Includes 101,478 shares that Mr. Peplinski has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 188,022 shares or restricted stock units that are not exercisable within 60 days of March 15, 2012.

(20)	Includes 125,666 shares that Mr. Schembri has the right to acquire upon the exercise of stock options within 60 days of March 15, 2012. Excludes 122,759 shares or restricted stock units that are not exercisable within 60 days of March 15, 2012.

(21)	Total number of shares includes 6,436,647 shares of common stock held by our directors and executive officers and certain of their affiliates, and 2,573,913 shares issuable upon exercise of stock options or settlement of restricted stock units within 60 days of March 15, 2012.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with, except that: Mr.  Schembri filed a late Form 4 on one occasion.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This section discusses our executive compensation policies and arrangements as they relate to our named executive officers. The following discussion should be read together with the compensation tables and related disclosures set forth below.

Objectives of Hansen Medical’s Compensation Program

We develop, manufacture and sell a new generation of medical robotics designed for accurate positioning, manipulation and stable control of catheters and catheter-based technologies. Our initial products were developed for the field of electrophysiology, and we are expanding our catheter-based robotics technology into the field of vascular disease. Our flexible robotics system for peripheral vascular markets has received regulatory clearance for sale in Europe and is currently pending FDA clearance in the United States.

Because our success, like that of many technology companies, is significantly influenced by the quality of our workforce, our goal is to attract and retain highly talented employees, maintain a compensation program that will fairly compensate those individuals and reward and incent them for achieving our business objectives, and align employees’ interests with those of our stockholders.

Our named executive officers’ compensation consists of a combination of base salary, short-term incentives and long-term equity compensation, in addition to broad-based employee benefit programs, perquisites and severance protection. In determining the amount and mix of compensation elements and whether each provides the correct incentives and rewards for performance consistent with our goals and objectives, our Board of Directors and its Compensation Committee rely on their judgment and experience about each individual’s performance and incentives in a rapidly changing business environment, rather than on rigid guidelines. Although we have no formal policies or guidelines for allocating compensation between short- and long-term incentives or cash and non-cash compensation, we have typically relied on long-term, equity-based incentives to motivate, incentivize and retain our executive officers.

2011 Compensation Overview

During 2011, we achieved a number of significant milestones that helped drive our business forward, including:

•	Increased revenue by 33% over 2010 to $22.1 million;

•	Sold a record number of catheters (2,787);

•	Physicians performed a record number of procedures (2,498);

•	Obtained CE Mark clearance in Europe for our Magellan Robotic System;

•	Progressed toward obtaining clearance of our 510(k) application in the United States for our Magellan Robotic System;

•	Strengthened our balance sheet and cash position ($52.2 million in cash, cash-equivalents and short-term investments at year-end);

•

Executed a joint development agreement with Royal Philips Electronics and revised our development and supply agreement with Luna Innovations Incorporated regarding their fiber optic shape and localization technology for non-robotic medical devices; and

•	Strengthened our leadership team by hiring a new Chief Financial Officer and a Vice President of US Commercial Operations.

Many of the achievements described above led to vesting of performance-contingent restricted stock units (or PSUs), which we granted to our named executive officers in lieu of a short-term cash incentive program.

We had hoped to obtain 510(k) clearance with respect to our Magellan Robotic System in 2011, but we were unable to do so primarily as a result of longer-than-expected response time from the FDA and their request for additional information, including additional clinical data. A portion of the PSUs granted to our named executive officers were subject to vesting based on 510(k) clearance. Although this goal was not achieved, our Board and Compensation Committee awarded credit for our efforts and progress made toward realizing this goal.

Role of Board, Compensation Committee & Chief Executive Officer

The Compensation Committee of our Board of Directors administers and oversees our compensation policies, plans and programs. It reviews and makes recommendations to our Board of Directors regarding the compensation of our Chief Executive Officer and the compensation of our non-employee directors, and it reviews and approves the compensation of our other executive officers.

During their respective deliberations and in reaching decisions, our Board of Directors and Compensation Committee considers such matters as they deem appropriate, including our financial and operating performance, the specific achievements of our executive officers, the alignment of interests between our executive officers and our stockholders, the performance of our common stock and our ability to attract and retain qualified individuals. For executive compensation decisions, including decisions relating to the grant of equity awards, the Compensation Committee typically considers the recommendations of our Chief Executive Officer as manager of our executive team, and our Chief Executive Officer generally participates in the Compensation Committee’s deliberations about executive compensation matters. Our Chief Executive Officer does not participate in the deliberation or determination of his own compensation.

Role of Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. The Compensation Committee did not utilize the services of any outside advisors in making decisions about fiscal-year 2011 compensation.

Stockholder Advisory Vote on Executive Compensation

In June, we reported that more than 92% of the shares voted at our 2011 annual meeting of stockholders were in favor of the compensation of our named executive officers. Our Compensation Committee reviewed the results of the 2011 advisory vote and, in light of strong stockholder support, concluded no changes were necessary to our named executive officers’ compensation programs. The Compensation Committee believes the results of the advisory vote confirm its view that our compensation programs are appropriate for our company.

Compensation Elements

Base Salary. The base salaries paid to our executive officers are designed to attract and maintain a stable management team by providing a base level of compensation that is not subject to performance risk. Our named executive officers’ base salaries reflect the scope of their responsibilities, taking into account competitive market compensation paid by other small-cap, medical-device public companies for similar positions, and are adjusted as necessary to recruit or retain specific individuals. We generally review the base salaries of our named executive officers in December of each fiscal year, with any increase effective as of January 1 of the following year.

In December 2010, we reviewed the base salaries of our executive officers, other than our Chief Executive Officer who had then only been with us for six months. At Mr. Barclay’s recommendation, our Compensation Committee approved increases in the base salaries of Dr. Mittendorff, from $200,000 to $225,000, and of Dr. Peplinski, from €172,395 to €181,000, effective as of January 1, 2011. We believe that these increases were necessary to retain each individual in the face of a competitive market for executives with similar experience, performance and qualification. In June 2011, Mr. Barclay completed his first year of employment with us, at which time our Compensation Committee reviewed his base salary and recommended to our Board of Directors an increase from $450,000 to $467,000. In August 2011, our Board of Directors approved the recommended increase, with effect as of July 1. The increase in Mr. Barclay’s base salary reflected the recognition of our Board of Directors and Compensation Committee of Mr. Barclay’s performance during his first year of employment.

Messrs. MacKinnon and Mariani each joined the Company in 2011. Their initial base salaries were the product of negotiation at the time they were hired, and, in the case of Mr. MacKinnon, was equal to the base salary he received from his prior employer. In both cases, in establishing their base salaries, we considered broad-based survey data of comparable companies provided by Radford and Remedy, our historical internal salary levels for their positions and the base salaries of our other executive officers.

Annual Incentive Compensation.

2011 PSU Program

As we did in fiscal year 2010, to conserve cash we did not implement a cash bonus program for 2011 for our executive officers or other non-sales employees. As he did in 2010, Mr. Barclay agreed to forego the annual cash bonus opportunity for which he is eligible.

In lieu of a cash bonus program, our Board of Directors granted to Mr. Barclay, and our Compensation Committee granted to Messrs. Mariani and MacKinnon and Drs. Mittendorff and Peplinski, PSUs as described below. The size of the PSU award granted was intended to approximate the cash bonus opportunity each officer might have otherwise been eligible to receive, using an assumed stock price of $1.50, except as described below.

In August, following the annual review of our CEO’s performance, our Board of Directors increased Mr. Barclay’s target bonus percentage from 40% to 45% of his base salary to bring Mr. Barclay’s overall annual compensation to perceived market levels based on competitive market target bonus data paid by other publicly held, small-cap, medical-device companies. In connection with this increase, our Board of Directors granted him an additional PSU award for 2011 to reflect the increase, converting the incremental cash bonus potential to a PSU using a stock price of $2.57, the closing price on the anniversary of his employment.

The PSUs granted to our Chief Executive Officer were subject to vesting based on the achievement of nine weighted company-wide performance goals for 2011, which our Board of Directors approved in December 2010 and which are described below. Seventy-five percent of the PSUs granted to Messrs. Mariani and MacKinnon and to Drs. Mittendorff and Peplinski were subject to vesting based on the achievement of these same company-wide goals, with the remaining twenty-five percent subject to vesting based on the achievement of departmental goals, which our Board of Directors approved in January 2011 and which are described below.

While we hoped to achieve many of the goals described below, they were intended to be challenging. Where certain of these goals were not achieved for reasons considered beyond the control of a named executive officer, our Chief Executive Officer recommended granting, and our Board of Directors (with respect to Mr. Barclay) or our Compensation Committee (with respect to our other named executive officers) exercised discretion to grant, credit for progress made toward achievement of certain goals where it deemed appropriate to do so. In February 2012, our Board of Directors (with respect to Mr. Barclay) and our Compensation Committee (with respect to our other named executive officers) determined that goals with an aggregate weighting of 45% of the PSUs had been achieved and exercised discretion to vest an additional 25% of these PSUs in recognition of one goal that was achieved not long after the deadline initially established for the goals and of progress made toward achieving two other goals. As a result, 70% of the PSUs subject to vesting based on achievement of company-wide goals became vested.

Our Compensation Committee determined that 100% of Mr. Mariani’s departmental goals, 43% of Mr. MacKinnon’s departmental goals, 40% of Dr. Mittendorrff’s departmental goals and 52% of Dr. Peplinski’s departmental goals were achieved. Therefore, Mr. Barclay became vested in 91,170 of his total PSUs, Mr. Mariani became vested in 14,829 of his total PSUs, Mr. MacKinnon became vested in 22,138 of his total PSUs, Dr. Mittendorff became vested in 15,000 of his total PSUs and Dr. Peplinski became vested in 9,825 of his total PSUs. PSUs that did not vest were forfeited and are no longer outstanding.

With the exception of Mr. Barclay’s initial PSU, the PSUs granted to our named executive officers are shown in the 2011 Grants of Plan-Based Awards Table. Mr. Barclay’s initial PSU was granted in December 2010 and therefore appeared in the 2010 Grants of Plan-Based Awards Table in our 2011 Proxy Statement.

Corporate Goals

The Company-wide performance goals included five objectives related to our vascular business, three related to our electrophysiology business and one operational goal. These goals applied to all of our named executive officers’ PSUs:

Vascular	Business

1.	510(k) clearance in the United States by September 1 (15% weighting);

2.	Within 1 quarter of first system placement achieve a specified number of successful cases in the United States (5% weighting);

3.	CE Mark clearance in Europe by June 30 (15% weighting);

4.	Within 1 quarter of first system placement achieve a specified number of successful cases in Europe (5% weighting);

5.	Vascular System 2.0 design freeze by December 31 (15% weighting);

EP Business

6.	Achieve US and EMEA Sales Metrics (systems, procedures and catheters related to our LYNX ablation and Artisan products) by December 31 (10% weighting);

7.	New EP Catheter design freeze by December 31 (10% weighting);

8.	Approved IDEA Trial with LYNX ablation catheter in the United States by October 1 (10% weighting); and

Operational	Goals

9.	Achieve a target cash balance as of December 31 (15% weighting).

Our Board of Directors (with respect to Mr. Barclay) and Compensation Committee (with respect to our named executive officers other than Mr. Barclay) determined that goals # 4, 5, 7 and 9 were achieved. Each also determined that full credit should be granted with respect to goal #3 in light of the fact that it was achieved in July 2011, not long after the target deadline.

Further, 5% credit was granted toward achievement of goal #1 in recognition of the significant efforts and progress made in preparing our response to the FDA. Five percent credit was also granted toward achieving goal #6, as we enjoyed strong growth with respect to our electrophysiology business. Our Board of Directors and Compensation Committee determined that goals #2 and #8 were not achieved and therefore the related PSUs expired.

Departmental Goals

Twenty-five percent of the PSUs granted to each of Messrs. Mariani and MacKinnon and Drs. Mittendorff and Peplinski were subject to vesting based on achievement of departmental milestones related to their functional areas of responsibility. These departmental goals are described below.

Finance and Information Technology (Mr. Mariani)

Mr. Mariani’s departmental goals related to timely filing all SEC financial reports and implementing specified reporting protocols (17% weighting); implementing improved processes and systems for financial reporting and internal management (33% weighting); and maintaining critical system readiness with respect to our network and application support functions (50% weighting). Our Compensation Committee determined that all of these goals were achieved.

US Commercial Operations (Mr. MacKinnon)

Mr. MacKinnon’s departmental goals related to finalizing vascular training for the entire team prior to US product clearance (20% weighting); completing a quarterly plan and review with every field-based employee (10% weighting); completing a specified number of market and customer development activities (5% weighting for each goal; 10% aggregate weighting); developing a specified number of super users (5% weighting); shipment of a targeted number of vascular systems (25% weighting); and growth in our systems, procedures and catheters with respect to our electrophysiology business (30% weighting). Our Compensation Committee determined that the first three goals were achieved and also granted 3% credit towards the super-user development goal.

Marketing and Business Development (Dr. Mittendorff)

Dr. Mittendorff’s department goals related to completing the vascular 2.0 specification for system and vascular catheter roadmap (10% weighting); assisting hospitals in developing hospital marketing programs (10% weighting); driving LYNX introduction in Europe, including helping our EMEA team sell a specified number of LYNX catheters and submitting two LYNX publications by December 31 (5% weighting for each goal; 10% aggregate weighting); executing a limited release of our vascular product in the US and in Europe, which incorporated a vascular systems shipping goal, case completion goal and club meeting goal in each market (25% for each release; 50% aggregate weighting); and achieving commercial electrophysiology and vascular product goals for systems and catheters (20% aggregate weighting). Our Compensation Committee determined that the first three goals were achieved and granted 10% credit with respect to executing limited releases in both the US and Europe, as we achieved our club meeting goal in each market.

EMEA (Dr. Peplinski)

Dr. Peplinski’s departmental goals related to finalizing vascular training prior to CE Mark approval (20% weighting); implementing a new sales strategy (25% weighting); growing our electrophysiology business (30% weighting); and shipping a specified number of vascular systems (25% weighting). Our Compensation Committee determined that the first two goals were achieved and granted 7% credit towards the third goal in light of the significant progress made toward such goal.

Commissions

Our sales employees, including Mr. MacKinnon and Dr. Peplinski, the respective heads of our US and international sales teams, are eligible for cash commissions. Our products have differing regulatory and clinical indications in and outside the United States, and accordingly the commission opportunities for each officer reflect the different environments in which they operate.

Mr. MacKinnon’s 2011 commission opportunity was based on US sales of our products, the Sensei X and Vascular Systems. His initial commission opportunity with respect to our Sensei X System was 1% of US orders up to a specified 2011 base revenue target and 1.5% of 2011 US orders above such target. The initial commission opportunity with respect to our Vascular System was 1% of US orders up to a specified 2011 base revenue target and 1.5% of US orders above such target. In addition, Mr. MacKinnon was eligible to receive a 1% commission on CoHesion upgrades. Base revenue is defined as all systems, sales and new service contracts (including CoHesion upgrades) which are booked and shipped in the month in his territory.

Mr. MacKinnon was also eligible for quarterly bonuses based on the number of US clinical procedures performed using our catheters in our Sensei robots and catheter sales targets. No quarterly bonus was earned unless at least 90% of the applicable target was met. With respect to both the procedure and catheter sale bonuses, the quarterly bonus amount was $3,375 if 90-94% of the applicable target was achieved, $5,063 at 95-99% of target, $6,750 at 100-109% of target and $7,763 at 110% or more of target number was achieved.

During the second half of 2011, Mr. MacKinnon’s commission opportunities were modified due to revised projections for systems, catheter and procedure targets for the year. We felt these changes were necessary to appropriately incentivize, and to retain, Mr. MacKinnon. As a result, base revenue targets for both our Sensei X System and our Vascular System were reduced, and his commission rate was increased to 2% of all US orders. Procedure and catheter sales targets for the third and fourth quarters were also reduced.

Dr. Peplinksi’s 2011 commission opportunity was based on non-US sales of our products. His commission opportunity with respect to our Sensei X System was 1% of non-US orders up to a specified 2011 base revenue target and 4% of 2011 non-US orders above target. His commission opportunity with respect to our Vascular System was 1% of non-US orders up to a specified 2011 base revenue target and 2% of non-US orders above such target. Base revenue is defined as all EP systems, Cohesion and Service Contracts which are booked and shipped in the defined territory. Dr. Peplinksi was also eligible for a quarterly bonus based on an annualized target related to non-US clinical procedures performed using our catheters in our Sensei robots. No quarterly bonus was earned unless at least 95% of the target number of procedures was performed. The quarterly bonus amount was €5,000 if 95-99% of the target number of procedures was performed, €7,500 if 100-104% of the target number of procedures was performed and €10,000 if 105% or greater of the target number of procedures was performed. Further, Dr. Peplinski was eligible for a commission opportunity of 2% of catheter sales for our Vascular Systems.

The commission opportunities Messrs. MacKinnon and Peplinski were eligible for are included in the 2011 Grants of Plan-Based Awards Table. The actual commissions earned by Mr. MacKinnon and Dr. Peplinksi pursuant to these arrangements are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Other Short-Term Incentives

In February, our Compensation Committee awarded Dr. Mittendorff 50,000 fully vested restricted stock units (or RSUs) in recognition of the role he played in consummating amendments to the joint development agreement between us, one of our subsidiaries and Royal Philips Electronics.

Long-Term Equity-Based Incentive Awards.

Our long-term equity compensation consists of stock options and restricted stock units. Stock options give our executive officers a continuing stake in our long-term success by allowing them to participate in the appreciation of our stockholder value while accepting personal accountability for business setbacks. Because the exercise price of our stock options is equal to the fair market value of our common stock on the date of grant, the option grant will provide a return only if our common stock appreciates over the option term. Additionally, stock options provide a means of recruiting key executives and enhancing the retention of those executives, inasmuch as they are subject to vesting over an extended period of time. Historically, our equity compensation program consisted primarily of stock options. However, to help mitigate the impact of fluctuating stock prices on recruitment and retention, in 2008 we began offering RSUs to our named executive officers in addition to stock options. RSUs provide the right to receive a specified number of shares of our common stock at no cost to the employee provided the employee remains employed by us when the RSUs vest. As a result, RSUs retain some value even if our stock price declines or does not appreciate significantly.

Each employee typically receives an initial stock option grant at commencement of employment, and retention grants are generally considered on an annual basis. In general, initial stock option grants are granted at the meeting of the Board of Directors or Compensation Committee following the start date of the executive officer’s employment, and the shares subject to such initial option vest 25% on the first anniversary of the date of hire and thereafter 1/36th per month over the next three years of service. Retention awards typically vest monthly (in the case of options) or quarterly (in the case of RSUs) over four years from the date of grant. The resulting overlapping vesting schedules from these awards, together with the number of shares subject to each award, help ensure a meaningful incentive to remain in our employ and to enhance stockholder value over time.

The size of the initial stock option grant is typically based in part on competitive conditions applicable to the individual’s position and is designed to offer executives a percentage ownership in the company as a whole. These ranges are recommended by management, based in part on survey data obtained from the Radford Global Technology Survey, and are approved by our Compensation Committee. When establishing the size of the initial stock option grants to our named executive officers and subsequent awards, our Board of Directors and Compensation Committee consider the size of awards held by our other officers, the individual’s performance, potential for future retention, responsibility and promotion, competitive compensation targets for the individual’s position and level of contribution and other factors they deem relevant. The relative weight given to these factors varies among individuals at the discretion of the Board of Directors and Compensation Committee. We believe this strategy is consistent with the approach of other small-cap, medical-device public companies in our industry.

CEO Performance Options

In connection with the commencement of his employment with us in 2010, Mr. Barclay was granted an option to purchase 200,000 shares of our common stock, which was reported in the Summary Compensation Table and Grant of Plan-Based Awards Table in our 2011 Proxy Statement. A total of 120,000 of these option shares were subject to vesting upon achievement of goals with respect to our 2011 fiscal year, with 40,000 option shares vesting upon each of the following:

•

Achieving a CE Mark with respect to our vascular product and the first sale of the vascular product to an end user outside the United States by March 31, 2011 (which deadline was extended by our Board of Directors to September 30, 2011, in light of refinements to the development schedule for our vascular product);

•

Closing the first three sales of our vascular product to an end user in the United States by June 30, 2011 (which deadline was extended by our Board of Directors to December 31, 2011, in light of refinements to the development schedule for our vascular product); and

•	Achieving the Company’s bookings, revenue and net income goals for our 2011 fiscal year.

None of these goals was fully achieved. However, in light of Mr. Barclay’s efforts and the progress made towards achieving these goals, in February 2012 our Board of Directors determined that 80,000 option shares should vest. The remaining 40,000 option shares expired without vesting.

In February 2011, our Board of Directors granted Mr. Barclay an option to purchase 80,000 shares of our common stock. Half of the option shares were subject to vesting upon:

•	Submission of a 510(k) application to the FDA for our vascular product by April 15, 2011; and

•	Clearance of the 510(k) application by September 30, 2011.

Our Board of Directors determined that we achieved the first goal in April 2011, at which time 40,000 option shares vested. While we hoped to achieve clearance of the 510(k) application by September 30, 2011, unfortunately we did not, and therefore the remaining 40,000 option shares expired without vesting.

2011 New Hire Equity Awards

In connection with the commencement of their employment, we granted Mr. Mariani an option to purchase 360,000 shares of our common stock and Mr. MacKinnon an option to purchase 250,000 shares of our common stock. In both cases, we considered historical new-hire equity awards granted to other officers, the size of equity awards held by our other executive officers and broad-based survey data of comparable companies provided by Radford. The size of the awards was finalized through negotiations with the officers.

As with other new-hire awards, twenty-five percent of the options for each of Mr. Mariani and Mr. MacKinnon will vest following completion of 12 months of continuous service, and the balance will vest in equal monthly installments over the officer’s next 36 months of service.

2011 Retention Equity Awards

Pursuant to his May 2010 offer letter, Mr. Barclay was automatically granted 50,000 RSUs upon his completion of twelve months of continuous employment in June 2011. These RSUs vest in equal quarterly installments over three years of continuous service with us following the grant date of the award. No other retention awards were made to our named executive officers in 2011.

Severance Benefits. Our named executive officers, other than Mr. Osborne who filled an interim position, are eligible for severance and acceleration benefits pursuant to retention agreements. We believe that these severance provisions are necessary to attract officers to us, important for the retention of these officers and customary for officers in similar positions at comparable companies. In particular, these arrangements are intended to mitigate some of the risks that exist for executives working at a smaller company and therefore help attract and retain qualified executives who could have other job alternatives at companies that appear less risky to them.

In addition, pursuant to our 2006 Equity Incentive Plan, all of our employees’ equity awards (other than the PSUs granted in lieu of any 2011 cash bonus opportunity) will fully vest if they are not continued or replaced by an acquirer in connection with a change in control. We believe this protection is appropriate in order to keep our executives and employees focused on our business rather than on the potential risks they may perceive if we are acquired. At the same time, this provision allows an acquirer to maintain the incentive and retention value inherent in our equity awards by continuing them after a change in control.

In connection with our hire of Mr. Mariani, we terminated Mr. Osborne’s consulting agreement with us effective as of July 1, 2011. Because of the interim nature of his service, Mr. Osborne did not receive any severance benefits in connection with the termination of such agreement.

Other Benefits and Perquisites. Except as necessary to attract, retain or incentivize specific individuals, we generally do not provide perquisites or other benefits to our named executive officers other than those available to employees generally. In recruiting Mr. Barclay, we offered him a housing and relocation allowance of $15,417 per month for one year to mitigate the impact of higher housing costs in the San Francisco Bay Area. Due to the high cost of housing and transition costs related to relocating to the San Francisco Bay Area, our Board of Directors extended his housing allowance for an additional six months in August 2011.

Similarly, in connection with the commencement of his employment, we agreed to pay Mr. Mariani $100,000 to assist him with housing and relocation expenses incurred in relocating to the San Francisco Bay Area. This amount is payable in 24 equal installments over the course of his first year as an employee. Should Mr. Mariani resign prior to the end of July 2012, he is obligated to repay us any amounts received.

We also pay our sales executives, including Mr. MacKinnon and Dr. Peplinski, a monthly car allowance to defray the cost of travel that is a part of their jobs.

Stock Ownership Guidelines

We do not have stock ownership guidelines for our executive officers. We believe that stock ownership guidelines for executive officers of medical device companies vary substantially, which means that ownership requirements would be unnecessarily rigid and could put us at a competitive disadvantage.

Financial Restatement

Our Compensation Committee has not adopted a policy on whether or not we will make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our Compensation Committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding any such restatement are known. After the 2009 restatement of our financial statements, our Compensation Committee reviewed the causes and results of the restatement and determined that it did not warrant seeking to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others).

Tax and Accounting Effects

We consider the impact of federal tax laws in developing and implementing our compensation programs, including Section 162(m) of the Internal Revenue Code, which places a limit of $1 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than our chief financial officer. To maintain flexibility in compensating officers in a manner designed to promote varying corporate and governance goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation will be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our Board of Directors and Compensation Committee have and may continue to approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that such action is appropriate and in our best interests. In addition, although we have not typically tailored our executive compensation program to achieve particular accounting results, we do consider the impact of accounting treatment when we make compensation decisions.

Compensation Committee Report1

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) contained in this proxy statement with management. Based on our Compensation Committee’s review of, and the discussions with management with respect to, the CD&A, our Compensation Committee on March 21, 2012 recommended to the Board of Directors that the CD&A be included in this proxy statement.

COMPENSATION COMMITTEE

Christopher P. Lowe, Chairman

Russell C. Hirsch, M.D., Ph.D.

Kevin Hykes

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Hansen Medical under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Summary Compensation Table

The following summary compensation table shows, for the fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011, information regarding the compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer, former interim Chief Financial Officer, and three other executive officers. We refer to these officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)			Bonus ($)		Option Awards ($)(8)		Stock Awards ($)(8)		Non-Equity Incentive Plan Compensation($)		All Other Compensation ($)			Total ($)
Mr. Bruce J Barclay	2011		$458,500			—		$79,503	$159,767	(9)	—			$169,587	(11)		$867,357
President & Chief Executive Officer	2010		$252,273	(7)		—		$1,763,750	$176,833		—			$123,820			$2,316,676

Mr. Peter Mariani(1)	2011		$144,205	(7)		—		$538,508	$53,628	(9)	—			$54,167	(11)		$790,508
Chief Financial Officer

Mr. Michael MacKinnon(2)	2011		$185,341	(7)		—		$261,480	$77,596	(9)	$35,055	(10)		$6,300	(12)		$565,772
Vice President, U.S. Commercial Operations

Dr. Robert Mittendorff(3)	2011		$225,000			—		—	$174,334	(9)	—			—			$399,334
Former Vice President, Marketing and Business Development	2010 2009	$ $	193,750 155,329		$ $	30,000 15,000	$ $	69,032 32,334	$330,460 —		— —		$ $	1,123 559		$ $	624,365 203,222

Dr. Roland Peplinski(4)(5)	2011		$236,187			—		—	$27,334	(9)	$53,557	(10)		$23,488	(12)		$340,566
General Manager, EMEA, AP and Canada	2010		$228,338			—		$158,388	—		$111,163			$23,841			$521,730

Mr. Peter Osborne(6)	2011		—			—		—	—		—			$218,346	(13)		$218,346
Former Interim Chief Financial Officer	2010		—			—		—	$22,900		—			$311,043			$333,943

(1)	Mr. Mariani joined the Company on June 20, 2011.

(2)	Mr. MacKinnon joined the Company on February 14, 2011.

(3)	Dr. Mittendorff’s employment with the Company terminated on January 20, 2012.

(4)	Dr. Peplinski’s employment with us began in 2009; however, he did not become one of our executive officers until 2010.

(5)	Dr. Peplinski’s compensation has been converted from Euros to U.S. dollars based on the average exchange rate for the year.

(6)	Mr. Osborne’s service with the Company terminated on July 1, 2011.

(7)	Amount reflects prorated salary for the applicable fiscal year in which the officer joined the Company.

(8)	The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 15, 2012 for a discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards. In accordance with SEC rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions.

(9)	Amount includes $31,267 for Mr. Barclay, $53,628 for Mr. Mariani, $77,596 for Mr. MacKinnon, $68,334 for Dr. Mittendorff and $27,334 for Dr. Peplinski based upon the probable achievement of milestones applicable to PSUs granted to the officers. The maximum grant date fair value of these awards, assuming all of the milestones had been achieved, was $33,802 for Mr. Barclay, $57,976 for Mr. Mariani, $83,888 for Mr. MacKinnon, $73,875 for Mr. Mittendorff and $29,550 for Dr. Peplinski.

(10)	Represents sales commissions and related sales bonuses pursuant to our sales commission plan.

(11)	Represents housing and relocation allowance.

(12)	Represents car allowance.

(13)	Represents consulting fees for Mr. Osborne’s services.

2011 Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2011. Mr. Osborne was not granted any plan-based awards during the fiscal year ended December 31, 2011.

In addition to the awards reflected in the table below, as discussed in “Compensation Discussion and Analysis,” on February 29, 2011, our Board of Directors modified the deadlines for achieving two performance goals applicable to an option granted to Mr. Barclay on May 26, 2010. However, this modification did not result in any incremental fair value with respect to such award.

Except as otherwise indicated in the footnotes below, all of the following awards were made under our 2006 Equity Incentive Plan.

For a description of the acceleration of vesting provisions applicable to the stock options and stock units granted to our named executive officers, see the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control.”

Name	Grant Date	Date of Board or Compensation Committee Approval		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(17)
				Threshold ($)		Target ($)		Maximum ($)	Threshold (#)		Target (#)
Mr. Barclay	3/21/11	2/27/11	(1)						40,000	(11)	80,000	(11)					$1.99	$79,503	(18)
Mr. Barclay	6/9/11												50,000	(13)				$128,500
Mr. Barclay	8/29/11								512	(12)	10,243	(12)						$31,267	(18)
Mr. Mariani	6/20/11	6/6/11	(2)												360,000	(15)	$3.03	$538,508
Mr. Mariani	6/20/11	6/6/11	(2)						598	(12)	19,134	(12)						$53,628	(18)
Mr. MacKinnon				$3,375	(3)	$27,000		$31,050
Mr. MacKinnon				$3,375	(4)	$27,000		$31,050
Mr. MacKinnon						$91,000	(6)
Mr. MacKinnon						16,000	(7)
Mr. MacKinnon	2/28/11	2/27/11	(1)												250,000	(16)	$2.09	$261,480
Mr. MacKinnon	3/16/11	2/27/11	(1)						257	(12)	20,637	(12)						$37,606	(18)
Mr. MacKinnon	10/25/11								179	(12)	14,363	(12)						$39,990	(18)
Dr. Mittendorff	2/27/11												50,000	(14)				$106,000
Dr. Mittendorff	3/16/11	1/7/11	(1)						281	(12)	37,500	(12)						$68,334	(18)
Dr. Peplinski				$6,550	(5)	$39,300		$52,400
Dr. Peplinski						$60,000	(8)
Dr. Peplinski						$75,000	(9)
Dr. Peplinski						$3,800	(10)
Dr. Peplinski	3/16/11	1/7/11	(1)						750	(12)	15,000	(12)						$27,334	(18)

(1)	Pursuant to our general policy of not granting awards when our officers and directors are precluded from trading under our insider trading policy, the award was granted effective as of the first trading day when our officers and directors were permitted to sell shares under our insider trading policy.

(2)	The awards were granted contingent on Mr. Mariani’s commencing employment on June 20, 2011.

(3)

Reflects Mr. MacKinnon’s 2011 bonus opportunity of $6,750 per quarter based on the number of procedures performed in the U.S., as discussed in greater detail in “Compensation Discussion and Analysis.” The amount shown in the “threshold” column reflects the minimum bonus payment if 90-94% of the target number of procedures was performed for a single quarter. The amount shown in the “target” column reflects the amount payable if 100-109% of the target number of procedures was performed in all four quarters. The amount shown in the “maximum” column reflects the amount payable if 110% of the target number of procedures was performed in all four quarters.

(4)	Reflects Mr. MacKinnon’s 2011 bonus opportunity based on the number of catheters sold in the U.S., as discussed in greater detail in “Compensation Discussion and Analysis.” The amount shown in the “threshold” column reflects the bonus payment if 90-94% of the target number of catheters is sold for a single quarter. The amount shown in the “target” column reflects the amount payable if 100-109% of the target number of catheters is sold in all four quarters. The amount shown in the “maximum” column reflects the amount payable if 110% or more of the target number of catheters is sold in all four quarters.

(5)	Reflects Mr. Peplinski’s 2011 bonus opportunity based on the number of clinical procedures performed outside of the U.S., as discussed in greater detail in “Compensation Discussion and Analysis.” The amount shown in the “threshold” column reflects the bonus payment for a single quarter if 95-99% of the target number of procedures was performed for a single quarter. The amount shown in the “target” column reflects the amount payable if the 100-104% of the target number of procedures was performed in all four quarters. The amount shown in the “maximum” column reflects the amount payable if 105% or greater of the target number of procedures was performed in all four quarters. The amounts shown reflect a conversion from Euros to U.S. dollars based on an exchange rate of 1 Euro to 1.31 U.S. dollars.

(6)	Reflects Mr. MacKinnon’s commission opportunity based on U.S. sales of our Sensei system, as described in greater detail in “Compensation Discussion and Analysis.” The amount shown in the target column is based on achievement of target sales as per the revised plan. No “threshold” or “maximum” applies to this award.

(7)	Reflects Mr. MacKinnon’s commission opportunity based on U.S. sales of our vascular system, as described in greater detail in “Compensation Discussion and Analysis.” The amount shown in the target column is based on achievement of target sales as per the revised plan. No “threshold” or “maximum” applies to this award.

(8)	Reflects Dr. Peplinski’s commission opportunity based on non-U.S. sales of our Sensei system, as described in greater detail in “Compensation Discussion and Analysis.” The amount shown in the target column is based on achievement of target sales. No “threshold” or “maximum” applies to this award.

(9)	Reflects Dr. Peplinski’s commission opportunity based on non-U.S. sales of our vascular system, as described in greater detail in “Compensation Discussion and Analysis.” The amount shown in the target column is based on achievement of target sales. No “threshold” or “maximum” applies to this award.

(10)	Reflects Dr. Peplinski’s commission opportunity based on non-U.S. sales of our catheters, as described in greater detail in “Compensation Discussion and Analysis.” The amount shown in the target column is based on achievement of target sales. No “threshold” or “maximum” applies to this award.

(11)	One-half of the option vests based on the achievement of each of two performance objectives described in “Compensation Discussion and Analysis.” The amount shown in the “threshold” column reflects the number of option shares that would vest if a single goal were achieved. The amount shown in the “target” column reflects achievement of both goals. No “maximum” applied to this award. On April 26, 2011, our Board of Directors determined that the first goal was achieved and therefore the related option shares vested. On February 9, 2012, our Board of Directors determined that the second goal was not achieved and therefore the related option shares were forfeited and cancelled.

(12)

As described in greater detail in “Compensation Discussion and Analysis,” our named executive officers were granted PSUs in lieu of a 2011 cash bonus opportunity. The PSUs vest based on achievement of 2011 company-wide and departmental goals described in “Compensation Discussion and Analysis.” In addition to the PSUs in the table above, as discussed in “Compensation Discussion and Analysis,” on December 20, 2010, Mr. Barclay was granted 120,000 PSUs that vested based on the achievement of 2011 company-wide goals and that were disclosed in the 2010 Grants of Plan-Based Awards Table in our 2011 Proxy Statement. The 10,243 PSUs in the table above reflect an incremental PSU granted after our Board of Directors increased Mr. Barclay’s base salary and target bonus opportunity in August 2011. The amounts shown in the “threshold” column reflect the minimum amount payable if a single goal with the lowest weighting was achieved. The amounts shown in the “target” column reflect the amounts payable if all of the goals were achieved. No “maximum” amount applied to these awards. On February 9, 2012, our Board of Directors determined that 7,170 of the units vested with respect to Mr. Barclay, 14,829 of the units vested with respect to Mr. Mariani, 13,053 and 9,085, respectively, of the units vested with respect to Mr. MacKinnon, 15,000 of the units with respect to Dr. Mittendorff and 9,825 of the units vested with respect to Dr. Peplinski. Our Board of Directors also determined that 84,000 of the December 2010 PSUs granted to Mr. Barclay vested. The remaining PSUs were forfeited.

(13)	RSUs vest quarterly over 3 years of service from June 9, 2011.

(14)	RSUs were fully vested upon grant.

(15)	Option vests over 4 years of service from June 20, 2011, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter. This option was granted outside of the 2006 Equity Incentive Plan as an inducement award under applicable NASDAQ rules.

(16)	Option vests over 4 years of service from February 14, 2011, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.

(17)	The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 15, 2012, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.

(18)	In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2011.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
Mr. Barclay				80,000	(12)	$2.08	6/9/17
Mr. Barclay	637,500	(1)	1,062,500			$2.08	6/9/17
Mr. Barclay	40,000	(2)	0			$1.99	3/20/18
Mr. Barclay								25,000	(13)	$64,500
Mr. Barclay								41,668	(14)	$107,503
Mr. Barclay											120,000	(17)	$309,600
Mr. Barclay											10,243	(17)	$26,427
Mr. Mariani	0	(3)	360,000			$3.03	6/19/18
Mr. Mariani											19,134	(17)	$49,366
Mr. MacKinnon	0	(4)	250,000			$2.09	2/27/18
Mr. MacKinnon											20,637	(17)	$53,243
Mr. MacKinnon											14,363	(17)	$37,057
Dr. Mittendorff	17,083	(5)	2,917			$12.15	8/5/15
Dr. Mittendorff	7,915	(6)	2,085			$7.75	10/28/15
Dr. Mittendorff	13,749	(7)	6,251			$3.26	3/3/16
Dr. Mittendorff	10,000	(8)	0			$2.29	2/26/17
Dr. Mittendorff	24,999	(9)	25,001			$2.29	2/26/17
Dr. Mittendorff								65,000	(15)	$167,700
Dr. Mittendorff											37,500	(17)	$96,750
Dr. Peplinski	20,625	(10)	9,375			$6.65	5/8/16
Dr. Peplinski	15,000	(9)	15,000			$2.29	2/26/17
Dr. Peplinski	44,333	(11)	67,667			$2.21	5/19/17
Dr. Peplinski											15,000	(17)	$38,700

(1)	Option vests over 4 years of service from June 9, 2010, with 12.5% vesting upon completion of six months of service and in 42 equal monthly installments thereafter.

(2)	On February 27, 2011, Mr. Barclay was granted an option to acquire 80,000 shares of our common stock, half of which vested based on the achievement of each of two performance goals, as described in “Compensation Discussion and Analysis.” On April 26, 2011, our Board of Directors determined that one goal had been achieved and 40,000 option shares vested. The other goal was not achieved, and the related option shares expired.

(3)	Option vests over 4 years of service from June 20, 2011, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.

(4)	Option vests over 4 years of service from February 14, 2011, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.

(5)	Option vests over 4 years of service from July 14, 2008, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.

(6)	Option vests ratably over 48 months of service from October 28, 2008.

(7)	Option vests ratably over 48 months of service from March 3, 2009.

(8)	Option was fully vested at grant.

(9)	Option vests ratably over 48 months of service from December 15, 2009.

(10)	Option vests over 4 years of service from March 2, 2009, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.

(11)	Option vests ratably over 48 months of service from May 19, 2010.

(12)	Vested upon achievement of performance objectives with respect to our 2011 fiscal year. Although none of the performance conditions were fully satisfied as of December 31, 2011, on February 9, 2012, our Board of Directors exercised discretion to vest all of the then-unvested option shares, as further described in “Compensation Discussion and Analysis.”

(13)	RSUs vest quarterly over 3 years of service from June 9, 2010.

(14)	RSUs vest quarterly over 3 years of service from June 9, 2011.

(15)	RSUs vest over 3 years of service from May 19, 2011, with one third vesting upon completion of 12 months of service and in 8 equal quarterly installments thereafter.

(16)	Computed in accordance with Securities and Exchange Commission rules as the number of unvested units multiplied by the closing price of our common stock on the last trading day of the 2011 fiscal year, which was $2.58 on December 30, 2011. The actual value realized by the officer depends on whether the units vest and the future performance of our common stock.

(17)	The PSUs were granted to our named executive officers in lieu of a 2011 cash bonus opportunity and vested based on achievement of 2011 company-wide and departmental goals, as described in “Compensation Discussion and Analysis.” The amounts shown reflect target performance if all of the goals were achieved. On February 9, 2012, our Board of Directors determined that 84,000 and 7,170, respectively, of the units vested with respect to Mr. Barclay, 14,829 of the units vested with respect to Mr. Mariani, 13,053 and 9,085, respectively, of the units vested with respect to Mr. MacKinnon, 15,000 of the units with respect to Dr. Mittendorff and 9,825 of the units vested with respect to Dr. Peplinski. The remaining PSUs were forfeited.

2011 Option Exercises and Stock Vested

None of our named executive officers exercised stock options during the 2011 fiscal year. The following table shows the RSUs held by our named executive officers that vested during the 2011 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Barclay	68,871	$167,920
Dr. Mittendorff	140,999	$343,659

(1)	Computed in accordance with Securities and Exchange Commission rules based on the fair market value of our common stock on the vesting date multiplied by the number of units vested and does not necessarily reflect proceeds received by the officer.

Potential Payments Upon Termination or Change-in-Control

Certain of our named executive officers are party to retention agreements which entitle the officers to the severance benefits described below.

Pursuant to his retention agreement, if we terminate Mr. Barclay’s employment without cause or he resigns for good reason, he will be entitled to a lump-sum cash severance payment equal to 12 months of his base salary, reimbursement of his COBRA premiums for up to 12 months and any earned but unpaid portion of his incentive bonus for the prior year. In the event that we terminate Mr. Barclay’s employment without cause or he resigns for good reason, in either case within 3 months prior to, or 12 months after, a change in control of the Company, Mr. Barclay will also be entitled to full acceleration of his equity awards.

Pursuant to their respective retention agreements, each of Messrs. Mariani and MacKinnon and Drs. Mittendorff and Peplinski is entitled to cash severance equal to 6 months of his base salary and reimbursement of COBRA premiums for up to 6 months if we terminate the officer’s employment without cause or he resigns for good reason. In the event that we terminate the officer’s employment without cause or the officer resigns for good reason, in either case within 12 months after a change in control of the Company, the officer will also be entitled to a prorated annual target bonus and full acceleration of his equity awards.

All of the severance benefits described above are contingent on the officer’s executing a general release of claims against us and, in the case of Mr. Barclay, his resignation from our Board of Directors.

All of our employees, including our named executive officers, receive payment for accrued but unused vacation in the event of any termination of employment.

Mr. Osborne was not eligible for, and did not receive, any payments or benefits in connection with the termination of his service as our Interim Chief Financial Officer on July 1, 2011.

The following definitions are used in the retention agreements with our named executive officers:

“Cause” means an intentional unauthorized use or disclosure of our confidential information or trade secrets which causes material harm to us, a material breach of any agreement between the officer and the Company, a material failure to comply with our written policies or rules, the officer’s conviction of or plea to a felony, the officer’s gross negligence or willful misconduct, or the officer’s continued failure to perform assigned duties after receiving written notification of such failure from our Board of Directors.

“Change in Control” means a transaction or series of transactions in which any person acquires 50% of our voting stock, a change in a majority of our directors over a two year period (excluding any new director whose nomination for election is approved by two-thirds of the existing directors), or a merger or asset sale unless our stockholders continue to own a majority of the voting stock of the resulting corporation and no one person owns 50% or more of the voting stock of the resulting corporation.

“Good Reason” means a material diminution in the officer’s authority, duties or responsibilities; a material change in the geographic location at which the officer must perform services for us and the following changes in the officer’s compensation: a material diminution in base salary other than in connection with certain across-the-board reductions in the compensation of the Company’s senior management (Mr. Barclay) and a material diminution in the officer’s base salary and target bonus other than in connection with certain across-the-board reductions in the compensation of the Company’s senior management (Messrs. Mariani and MacKinnon and Drs. Mittendorff and Peplinski). With respect to Mr. Barclay, “Good Reason” also includes a requirement that he report to anyone other than the Board of Directors or the Chief Executive Officer of a successor company or our breach of Mr. Barclay’s employment agreement or retention agreement. The officer must provide us with written notice of the good reason condition within 90 days after it comes into existence, after which we will have 30 days to cure the good reason condition. If we do not cure the good reason condition, the officer may resign within 180 days following the initial existence of the good reason condition.

The following table estimates the amount of compensation and benefits payable to each of our named executive officers under the agreements described above, in the case of Messrs. Barclay, Mariani and MacKinnon and Drs. Mittendorff and Peplinski. No amounts are shown with respect to the executive’s entitlement to a prorated annual target bonus as none of our named executive officers had a cash incentive bonus opportunity for our fiscal year 2011.

Benefits and Payments upon Termination	Termination without Cause or resignation for Good Reason prior to, or more than 12 months after, a Change in Control	Termination without Cause or resignation for Good Reason within 12 months after a Change in Control (5)
Mr. Barclay
Compensation:
Salary	$467,000	$467,000
Accelerated vesting(1)	—	$1,079,280
Benefits and perquisites:
Health care(2)	$21,470	$21,470
Total:	$488,470	$1,567,750
Mr. Mariani
Compensation:
Salary	$135,000	$135,000
Accelerated vesting(1)	—	$49,366
Benefits and perquisites:
Health care(2)	$11,253	$11,253
Total:	$146,253	$195,619
Mr. MacKinnon
Compensation:
Salary	$105,000	$105,000
Accelerated vesting(1)	—	$212,800
Benefits and perquisites:
Health care(2)	$11,253	$11,253
Total:	$116,253	$329,053
Dr. Mittendorff(3)
Compensation:
Salary	$112,500	$112,500
Accelerated vesting(1)	—	$271,700
Benefits and perquisites:
Health care(2)	$3,455	$3,455
Total:	$115,955	$387,655
Dr. Peplinski(4)
Compensation:
Salary	$117,500	$117,500
Accelerated vesting(1)	—	$68,087
Benefits and perquisites:
Health care(2)	$15,829	$15,829
Total:	$133,329	$201,416

(1)	In the case of stock options, the value of vesting acceleration was calculated by multiplying the number of unvested option shares by the difference between the closing price of our common stock on December 30, 2011 (the last trading day in 2011), which was $2.58, and the exercise price of such unvested options. For those options held by our named executive officers having exercise prices greater than $2.58 per share, this formula results in no value being assigned to the acceleration of those options. In the case of stock units, the value of vesting acceleration was calculated by multiplying the number of unvested stock units by the closing price common stock on December 30, 2011, which was $2.58.

(2)	Represents the cost of the executive’s monthly health care premium under COBRA for the severance period based on the rates in effect on December 31, 2011. Amount for Dr. Peplinski reflects his monthly health care coverage and related social taxes for the severance period based on the rates in effect on December 31, 2011.

(3)	Dr. Mittendorff’s employment with the Company terminated on January 20, 2012. In connection with his termination of employment, he received the benefits he was entitled to under his retention agreement.

(4)	Dr. Peplinski’s payments have been converted from Euros to U.S. dollars based on the average exchange rate for the year.

(5)	With respect to Mr. Barclay, applies if he is subject to a termination without cause or resigns for good reason within 3 months prior to, or within 12 months after, a change in control.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2011:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,397,908	(1)	$6.28	(2)	1,254,485	(3)
Equity compensation plans not approved by security holders	2,060,000	(4)	$2.25		—

Total	8,457,908		$5.06		1,254,485

(1)	Includes 4,766,904 shares issuable upon exercise of outstanding options.

(2)	Does not take into account restricted stock units, which have no exercise price.

(3)

On January 1st of each year, the number of authorized shares under (a) the 2006 Equity Incentive Plan automatically increases by a number of shares equal to the lesser of (i) 3,500,000 shares, (ii) 4% of the outstanding shares on December 31st of the preceding calendar year, and (iii) such other lesser number as determined by the board of directors and (b) the 2006 Employee Stock Purchase Plan automatically increases by a number of shares equal to the lesser of (i) 2% of the outstanding shares on December 31st of the preceding calendar year, (ii) 750,000 shares of common stock, and (iii) such other lesser number as determined by the board of directors.

(4)	Represents options issued to our current CEO and CFO upon the commencement of each of their employment with us. On June 9, 2010 we granted 1,700,000 options to our CEO at the then-current market price with a life of seven years. The shares vest over four years from the date of grant with 12.5% vesting six months from the option grant date and 1/42 of the remaining balance vesting each month thereafter. On June 20, 2011 we granted 360,000 options to our CFO at the then-current market price with a life of seven years. The shares vest over four years from the date of grant with 25% vesting one year from the option grant date and 1/36 of the remaining balance vesting each month thereafter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Person Transactions Policy and Procedures

In February 2007, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and each significant shareholder. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Hansen and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following is a summary of transactions during 2011 in which the amount in the transaction exceeded $120,000, and in which any of our executive officers, directors or 5% stockholders had or will have a direct or indirect material interest, other than equity and other compensation, termination, change-in control and other arrangements which are described under the section entitled “Executive Compensation.”

We have entered into employment agreements with our executive officers. For a description of these employment agreements, see the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

We have granted stock options to our directors and executive officers. For a description of these options, see the sections entitled “Executive Compensation—2011 Grants of Plan-Based Awards,” “Executive Compensation—Outstanding Equity Awards at 2011 Fiscal Year-End” and “Executive Compensation—Director Compensation.”

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Corporate Secretary, Hansen Medical, Inc., 800 East Middlefield Road, Mountain View, CA 94043 or contact Peter J. Mariani at (650) 404-5800. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

PETER J. MARIANI
Chief Financial Officer

March 30, 2012

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 is available without charge upon written request to: Corporate Secretary, Hansen Medical, Inc., 800 East Middlefield Road, Mountain View, CA 94043 or by accessing a copy through the Company’s website at www.hansenmedical.com/investors under “SEC Filings.”

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

HANSEN MEDICAL, INC.

INTERNET http://www.proxyvoting.com/hnsn

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

19811

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” WITH RESPECT TO PROPOSAL 1 AND “FOR” WITH RESPECT TO PROPOSAL 2.

Please mark your votes as indicated in this example X

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

To elect two directors to hold office until the 2015 Annual Meeting

Nominees:

01 Russell C. Hirsch, M.D., Ph.D. 02 William R. Rohn

FOR

AGAINST

ABSTAIN

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Hansen Medical, Inc. for its fiscal year ending December 31, 2012.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

Will Attend Meeting

YES

Mark Here for Address Change or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature

Signature

Date

You can now access your Hansen Medical, Inc. account online.

Access your Hansen Medical, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Hansen Medical, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status

View certificate history

View book-entry information

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://www.hansenmedical.com/investors/proxy-materials.aspx

FOLD AND DETACH HERE

PROXY

HANSEN MEDICAL, INC.

Annual Meeting of Stockholders – May 25, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HANSEN MEDICAL, INC.

The undersigned hereby appoints Bruce J Barclay and Peter J. Mariani and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hansen Medical, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of stockholders of the company to be held May 25, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250